UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin Corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 26, 2021, the Compensation and Personnel Committee of the Board of Directors of Alliant Energy Corporation (the “Company”) approved an amended Key Executive Employment and Severance Agreement (each, a “KEESA”) for the chief executive officer and for the other named executive officers of the Company.

The amended KEESAs will replace in full the existing KEESAs previously entered into with the Company’s named executive officers. Each KEESA provides certain severance payments and benefits if, within a period of up to two years after a change in control of the Company, the executive officer’s employment terminates as a result of: (a) termination by the Company, other than by reason of death or disability or for cause, or (b) termination by the officer for good reason. The KEESAs provide the following payments and benefits in the event of a qualifying termination:

•outplacement services at a cost not to exceed 10% of the officer’s annual base salary
•continuation of life, medical and dental insurance coverage for up to two years
•full vesting of the officer’s accrued benefit under any supplemental executive retirement plan and any nonqualified defined contribution retirement plan, and deemed satisfaction of any minimum years of service requirement under such plans, provided that the form and time for payment of benefits will be in accordance with the terms of the applicable plan
•payment under outstanding equity awards pursuant to the terms of the plan and the agreement under which the awards were granted
•cash termination payment of 2.99 times for the chief executive officer and, for the other executive officers, two times the sum of (i) the executive officer’s annual base salary and (ii) the executive officer’s target annual incentive pay for the year in which the termination occurs (the “Cash Termination Payment”)
•reimbursement for up to $10,000 in legal or accounting advisor fees relating to the computation of cash amounts due under the KEESAs.

Each KEESA also provides that, in the event the named executive officer experiences an involuntary termination of employment by action of the Company (other than by reason of death or disability or for cause) during the period of 180 days prior to the date on which the change in control of the Company occurs and certain other requirements are satisfied, the officer will become entitled to receive the Cash Termination Payment.

If any portion of the benefits under the KEESAs, or under any other agreement, would constitute an excess parachute payment for purposes of the tax code, the executive officer may receive the better, on an after-tax basis, of either (i) a payment $1 less than the maximum amount he or she may receive without becoming subject to the 20% excise tax, or (ii) the full payment subject to applicable excise taxes for which he or she would be personally responsible.

In consideration of the KEESA benefits, the executive officer agrees not to compete with the Company for a period of one year following termination of employment, and to keep in confidence any proprietary information or confidential information for a period of five years following termination of employment. Both of these conditions can be waived in writing by the Company’s chief executive officer and the Board of Directors, respectively.

The foregoing descriptions of the KEESAs are qualified in their entirety by reference to the KEESAs, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
(10.1)	Form of Key Executive Employment and Severance Agreement by and between Alliant Energy and chief executive officer
(10.2)	Form of Key Executive Employment and Severance Agreement by and between Alliant Energy and executive officers other than the chief executive officer
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: October 28, 2021	By:/s/ Robert J. Durian
Robert J. Durian
Executive Vice President and Chief Financial Officer